Exhibit 99.1

ASX Announcement

15 February 2023

Full Year 2022 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Full Year 2022 Results on Wednesday 22 February 2023, commencing at 9.00am (AEST) / 10.00am (AEDT) | Tuesday 21 February at 6pm (EST). The presentation will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:
Coronado Global Resources Inc. 2022 Full Year Results Presentation

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register.
https://kapara.rdbk.com.au/landers/6d4dc8.html

The webcast and presentation will be recorded and made available on Coronado's website www.coronadoglobal.com shortly after the meeting.

This announcement was authorised for release by the Disclosure Committee of Coronado Global Resources Inc.

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For further information please contact:

Investors
Andrew Mooney
Vice President Investor Relations & Communications
P: +61 458 666 639
E: amooney@coronadoglobal.com

Media
Helen McCombie
Citadel Magnus
P: +61 411 756 248
E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.
ARBN: 628 199 468

Level 33, Central Plaza One, 345 Queen Street
Brisbane QLD 4000

T: +61 7 3031 7777 | **F:** +61 7 3229 7402
www.coronadoglobal.com